Exhibit 10(g)

GE Supplementary

Pension Plan

Effective January 1, 2011

Introduction

The GE Supplementary Pension Plan shall consist of two parts as set forth herein. Part I describes Supplementary Pension Annuity Benefits, and Part II describes Executive Retirement Installment Benefits.

Notwithstanding any other provision to the contrary, effective January 1, 2011, Part I of the Plan is closed. Accordingly, an Employee shall be eligible for a Supplementary Pension Annuity Benefit only if he participated in this Plan on or before December 31, 2010 (and shall actually receive such benefit only if he meets all the other applicable requirements therefor). For purposes of determining whether an Employee participated in the Plan on or before December 31, 2010: (a) any period of service described in Section XV(b) shall be disregarded and (b) an Employee shall be deemed to have met such requirement if he waived participation in the GE Pension Plan, but was otherwise eligible to participate in this Plan and is not an Excluded Employee under the GE Pension Plan.

Part I and Part II of the Plan provide mutually exclusive benefits, and eligible Employees shall earn their entire benefits under the Plan either under Part I or Part II, but not both. Consistent with the foregoing, and subject to the service disregard rule in Section XV(b) and to the deemed participation rule described in (b) of the preceding paragraph, an Employee who first participates in this Plan under Part II may only participate under Part II, and an Employee who first participated in this Plan under Part I may only participate under Part I.

The Pension Board may adopt such rules as it deems necessary to determine which Part of the Plan applies to which Employees.

As described in Section XXIII, certain provisions of Part I apply to Part II, but no provisions of Part II apply to Part I (except that, as described above, the service disregard rule in Section XV(b) shall apply in determining which Part of the Plan applies to which Employees).

Part I: Supplementary Pension Annuity Benefits

(closed to new participants)

As more fully described in the Introduction (and subject to the rules thereof), this Part I of the Plan is closed effective January 1, 2011, and an Employee shall be eligible to participate under this Part I (and not Part II) only if he participated in the Plan on or before December 31, 2010 (and shall actually receive a benefit under this Part only if he meets all the other applicable requirements therefor).

Section I.

Eligible Employees

Each Employee who is assigned to the GE Executive or higher Career Band (or a position of equivalent responsibility as determined by the Pension Board), who has five or more years of Pension Qualification Service and who is a participant in the GE Pension Plan shall be eligible to participate, and shall participate, in this Supplementary Pension Plan to the extent of the benefits provided herein, provided that:

(a)	the foregoing shall not apply to an Employee of a Company other than General Electric Company which has not agreed to bear the cost of this Plan with respect to its Employees, and

(b)	except as provided in Section V, an Employee who retires under the optional retirement provisions of the GE Pension Plan before the first day of the month following attainment of age 60, or an Employee who leaves the Service of the Company before attainment of age 60, shall not be eligible for a Supplementary Pension under this Plan.

An employee of any other company who participates in the GE Pension Plan, though the employing company does not participate in the GE Pension Plan, shall be eligible for benefits under this Plan, provided that such employee meets the job position requirement specified above, and the employee’s participation in the Supplementary Pension Plan is accepted by the Pension Board.

An Employee who was eligible to participate in this Plan by virtue of his assigned position level or position of equivalent responsibility throughout any consecutive three years of the fifteen year period ending on the last day of the month preceding his termination of Service date for retirement and who meets the other requirements specified in this Section shall be eligible for the benefits provided herein even though he does not meet the eligibility requirements on the date his Service terminates.

The Chief Executive Officer of General Electric Company, or his delegate, may approve the continued participation in the Plan of an individual who is localized outside the United States as an employee of the Company or an Affiliate and who otherwise meets all of the eligibility conditions set forth herein during such localization. The designated individual’s service and pay while localized, with appropriate offsets for local country benefits, shall be counted in calculating his Supplementary Pension. Such calculation and the individual’s entitlement to any benefits herein shall be determined consistent with the principles of the Plan as they apply to participants who are not localized, provided that the Chief Executive Officer, or his delegate, may direct such other treatment, if any, as he deems appropriate.

Section II.

Definitions

(a)	Annual Estimated Social Security Benefit - The Annual Estimated Social Security Benefit shall mean the annual equivalent of the maximum possible Primary Insurance Amount payable, after reduction for early retirement, as an old-age benefit to an employee who retired at age 62 on January 1st of the calendar year in which occurred the Employee’s actual date of retirement or death, whichever is earlier; provided, however, that in the case of an Employee who is a New Plan Participant on the date of his termination of Service, age 65 shall be substituted for age 62 above. Such Annual Estimated Social Security Benefit shall be determined by the Company in accordance with the Federal Social Security Act in effect at the end of the calendar year immediately preceding such January 1st.

For determinations which become effective on or after January 1, 1978, if an Employee has less than 35 years of Pension Benefit Service, the Annual Estimated Social Security Benefit shall be the amount determined under the first paragraph of this definition hereof multiplied by a factor, the numerator of which shall be the number of years of the Employee’s Pension Benefit Service to his date of retirement or death, whichever is earlier, and the denominator of which shall be 35.

The Annual Estimated Social Security Benefit as so determined shall be adjusted to include any social security, severance or similar benefit provided under foreign law or regulation as the Pension Board may prescribe.

(b)	Annual Pension Payable under the GE Pension Plan - The Annual Pension Payable under the GE Pension Plan shall mean the sum of (1) the total annual past service annuity, future service annuity and Personal Pension Account Annuity deemed to be credited to the Employee as of his date of retirement or death, whichever is earlier, plus any additional annual amount required to provide the minimum pension under the GE Pension Plan and (2) any annual pension (or the annual pension equivalent of other forms of payment) payable under any other pension plan, policy, contract, or government program attributable to periods for which Pension Benefit Service is granted by the Chairman of the Board or the Pension Board or is credited by the GE Pension Plan provided the Pension Board determines such annual pension shall be deductible from the benefit payable under this Plan. All such amounts shall be determined before application of any reduction factors for optional or disability retirement, for election of any optional form of Pension at retirement, a qualified domestic relations order(s), if any, or in connection with any other adjustment made pursuant to the GE Pension Plan or any other pension plan.

For the purposes of this paragraph, the Employee’s Annual Pension Payable under the GE Pension Plan shall include the Personal Pension Account Annuity deemed payable to the Employee or the Employee’s spouse on the date of the Employee’s retirement or death as the case may be, regardless of whether such annuity commenced on such date.

(c)	Annual Retirement Income - For Employees who retire on or after July 1, 1988 or who die in active Service on or after such date, an Employee’s Annual Retirement Income shall mean the amount determined by multiplying 1.75% of the Employee’s Average Annual Compensation by the number of years of Pension Benefit Service completed by the Employee at the date of his retirement or death, whichever is earlier.

(d)	Average Annual Compensation - Average Annual Compensation means one-third of the Employee’s Compensation for the highest 36 consecutive months during the last 120 completed months before his date of retirement or death, whichever is earlier. In computing an Employee’s Average Annual Compensation, his normal straight-time earnings shall be substituted for his actual Compensation for any month in which such normal straight-time earnings are greater. The Pension Board shall specify the basis for determining any Employee’s Compensation for any portion of the 120 completed months used to compute the Employee’s Average Annual Compensation during which the Employee was not employed by an Employer participating in this Plan.

(e)	Compensation - For periods after December 31, 1969, “Compensation” for the purposes of this Plan shall mean with respect to the period in question salary (including any deferred salary approved by the Pension Board as compensation for purposes of this Plan) plus:

(1)	for persons then eligible for Incentive Compensation, the total amount of any Incentive Compensation earned except to the extent such Incentive Compensation is excluded by the Board of Directors or a committee thereof;

(2)	for persons who would then have been eligible for Incentive Compensation if they had not been participants in a Sales Commission Plan or other variable compensation plan, the total amount of sales commissions (or other variable compensation earned);

(3)	for all other persons, the sales commissions and other variable compensation earned by them but only to the extent such earnings were then included under the GE Pension Plan;

plus any amounts (other than salary and those mentioned in clauses (1) through (3) above) which were then included as Compensation under the GE Pension Plan except any amounts which the Pension Board may exclude from the computation of “Compensation” and subject to the powers of the Committee under Section IX hereof.

For periods before January 1, 1970, “Compensation” for the purposes of this Plan has the same meaning as under the GE Pension Plan applying the rules in effect during such periods.

The definition set forth in this paragraph (e) shall apply to the calculation of any and all Supplementary Pension benefits payable on and after January 1, 1976. All such payments made prior to January 1, 1976 shall be determined in accordance with the terms of the Plan in effect prior to such date.

Notwithstanding any provision of the Plan to the contrary, in no event will Incentive Compensation, commissions and similar variable compensation paid after the end of the calendar year in which the Employee’s Service terminates be disregarded as Compensation hereunder as a result of the exclusion of such remuneration from Compensation under the GE Pension Plan pursuant to the last sentence of the first paragraph of the definition of “Compensation” set forth in Section XXVI therein.

(f)	Grandfathered Employee - Grandfathered Employee means an Employee who did not accrue or acquire a non-forfeitable interest in any benefits hereunder on or after January 1, 2005.

(g)	Grandfathered Plan Benefit - Grandfathered Plan Benefit means:

(1)	in the case of Grandfathered Employees, their entire Supplementary Pension hereunder.

(2)	in the case of Grandfathered Specified Employees, the accrued, non-forfeitable annuity to which the Grandfathered Specified Employee would have been entitled under this Plan if the Grandfathered Specified Employee voluntarily terminated employment on December 31, 2004, and received a payment of the benefits available from this Plan (A) on the earliest possible date allowed under this Plan to receive a payment of benefits following Separation from Service, and (B) in any payment form permitted under the GE Pension Plan on December 31, 2004. If a Grandfathered Specified Employee elects to receive benefits in the form of a 75% Alternative Survivor Benefit under the principles of Section IX.10 of the GE Pension Plan, then his Grandfathered Plan Benefit with respect to such form of distribution shall be the portion attributable to his accrued benefit as of December 31, 2004 as determined above and based on the methodology set forth in Section IX.10 of the GE Pension Plan for converting benefits to this form of distribution.

(h)	Grandfathered Specified Employee - Grandfathered Specified Employee means a Specified Employee determined as of December 31, 2008 who had a non-forfeitable interest hereunder as of December 31, 2004.

(i)	Non-Grandfathered Plan Benefit - Non-Grandfathered Plan Benefit means all of the Supplementary Pension payable under this Plan except for the Grandfathered Plan Benefit.

(j)	Officers - Officers shall mean the Chairman of the Board, the Vice Chairmen, the President, the Vice Presidents, Officer Equivalents and such other Employees as the Committee referred to in Section IX hereof may designate.

(k)	Pension Benefit Service - Pension Benefit Service shall have the same meaning herein as in the GE Pension Plan except that for periods before January 1, 1976, the term Credited Service as a full-time Employee shall also include all Service credited under the GE Pension Plan to such Employee for any period during which he was a full-time Employee for purposes of such GE Pension Plan.

Pension Benefit Service shall also include:

(1)	any period of Service with the Company or an Affiliate as the Pension Board may otherwise provide by rules and regulations issued with respect to this Plan, and,

(2)	any period of service with another employer as may be approved from time to time by the Chairman of the Board but only to the extent that any conditions specified in such approval have been met.

(l)	Pension Qualification Service - Pension Qualification Service shall have the same meaning herein as in the GE Pension Plan except that for periods before January 1, 1976 the term Credited Service used in determining such Pension Qualification Service shall mean only Service for which an Employee is credited with a past service annuity or a future service annuity under the GE Pension Plan (plus his first year of Service where such year is recognized as additional Credited Service under that Plan), except as the Pension Board may otherwise provide by rules and regulations issued with respect to this Plan.

(m)	Separation from Service - Separation from Service means an Employee’s termination of employment with the Company and all Affiliates (defined for purposes of this Plan as any company or business entity in which General Electric Company has a 50% or more interest whether or not a participating employer in the Plan); provided that, Separation from Service for purposes of the Plan shall be interpreted consistent with the requirements of Section 409A and regulations and other guidance issued thereunder. For purposes of clarity, any references in this Plan to Service in the context of determining the time or form of benefits will not extend beyond an Employee’s Separation from Service.

(n)	Specified Employee - Specified Employee means a specified employee as described in the Company’s Procedures for Determining Specified Employees under Code Section 409A, as amended from time to time.

All other terms used in this Plan which are defined in the GE Pension Plan shall have the same meanings herein as therein, unless otherwise expressly provided in this Plan.

Section III.

Amount of Supplementary Pension at or After Normal Retirement

(a)	The annual Supplementary Pension payable to an eligible Employee who retires on or after his normal retirement date within the meaning of the GE Pension Plan shall be equal to the excess, if any, of the Employee’s Annual Retirement Income, over the sum of:

(1)	the Employee’s Annual Pension Payable under the GE Pension Plan;

(2)	1/2 of the Employee’s Annual Estimated Social Security Benefit;

(3)	the Employee’s annual excess benefit, if any, payable under the GE Excess Benefit Plan; and

(4)	The Employee’s annual benefit, if any, payable under the GE Executive Special Early Retirement Option and Plant Closing Retirement Option Plan.

Such Supplementary Pension shall be subject to the limitations specified in Section IX.

(b)	The Supplementary Pension of an Employee who continues in the Service of the Company or an Affiliate after his normal retirement date shall not commence before his actual retirement date following Separation from Service, regardless of whether such Employee has attained age 70- 1/2 and commenced receiving his pension under the GE Pension Plan.

(c)	Consistent with established Company procedures, if an eligible Employee commences his Supplementary Pension at the time set forth in Section X(a) but remains in protected service for other purposes by reason of not also retiring under the GE Pension Plan, his initial Supplementary Pension Plan benefit shall be based on his service credits earned up to the commencement date of his Supplementary Pension Plan benefit. Following the eligible Employee’s break in protected service, the dollar amount (but not the time or form of distribution) of the eligible Employee’s Supplementary Pension Plan benefit shall be adjusted consistent with such procedures to take into account any additional service credits the eligible Employee may have earned under the GE Pension Plan and any related offsets.

Section IV.

Amount of Supplementary Pension at Optional or Disability Retirement

(a)	The annual Supplementary Pension payable to an eligible Employee who, following attainment of age 60, retires hereunder on an optional retirement date within the meaning of Section V.1. of the GE Pension Plan shall be computed in the manner provided by Section III(a) (for an Employee retiring on his normal retirement date) but taking into account only Pension Benefit Service and Average Annual Compensation to the actual date of optional retirement. Such Supplementary Pension shall be subject to the limitations specified in Section IX. In the event such Employee is a New Plan Participant on the date of his termination of Service, such Supplementary Pension, as so limited, shall be reduced to reflect commencement before his normal retirement date by applying the methodology provided under Section V.3. of the GE Pension Plan. Consistent with the foregoing, such reduction shall equal 5/12% for each month from such Employee’s optional retirement date to his normal retirement date. Said reduction shall not be imposed, however, in the event such Employee terminates from the Service of the Company on or after (1) attainment of at least age 62 and (2) completion of at least 25 years of Pension Qualification Service under the GE Pension Plan.

(b)	The annual Supplementary Pension payable to an eligible Employee who retires on a Disability Pension under Section VII of the GE Pension Plan and who qualifies as disabled by receiving income replacement benefits under a Company plan for a period of not less than three months and otherwise meeting the requirements under Treasury regulation section 1.409A-3(i)(4) and regulations and other guidance issued thereunder shall first be computed in the manner provided by Section III(a) (for an Employee retiring on his normal retirement date) taking into account only Pension Benefit Service and Average Annual Compensation to the actual date of disability retirement. Such Supplementary Pension shall be subject to the limitations specified in Section IX. Such Supplementary Pension, as so limited, shall be reduced to reflect commencement before the Employee’s earliest optional retirement age by applying the methodology provided under Section VII.3. of the GE Pension Plan, subject to Section X(a)(3)(A)(ii) below.

If the Disability Pension payable to the Employee under the GE Pension Plan is discontinued thereunder as a result of the cessation of the Employee’s disability prior to the attainment of age 60, the Supplementary Pension provided under this Section IV(b) shall be forfeited and the Employee shall only be eligible for a Supplementary Pension to the extent he separately qualifies under another provision set forth herein.

Section V.

Special Benefit Protection for Certain Employees

(a)	A former Employee whose Service with the Company is terminated on or after June 27, 1988, before attainment of age 60 and after completion of 25 or more years of Pension Qualification Service who does not withdraw his contributions from the GE Pension Plan before retirement and who meets one of the following conditions shall be eligible for a Supplementary Pension under this Plan commencing at the time set forth in Section X.(a).

(1)	The Employee’s Service is terminated because of a Plant Closing.

(2)	The Employee’s Service is terminated for transfer to a Successor Employer. The conditions of this paragraph (2) shall not be satisfied, however, if the transferred Employee retires under the GE Pension Plan before July 1, 2000 and prior to the later of (A) his termination of service with the Successor Employer and (B) the first of the month following attainment of age 60.

(3)	The Employee’s Service terminated after one year on layoff with protected service.

Effective July 1, 1994 and regardless of whether the Employee terminated Service on, before or after such date, for purposes of this Section V(a) and any other provision of this Plan, a former Employee will be deemed to have withdrawn his contributions from the GE Pension Plan at such time the payment of benefits attributable to such contributions commences, regardless of whether such contributions are paid in the form of a lump sum or an annuity.

(b)	The Supplementary Pension, if any, for Employees who meet the conditions in Section V(a) shall be calculated in accordance with the provisions of Section IV(a), including the imposition of the reduction described therein to reflect a commencement date occurring before normal retirement date in the case of Employees who are New Plan Participants on the date of their termination of Service. For purposes of making this calculation, the Employee’s: (1) Pension Benefit Service to the Service termination date shall be considered; (2) Average Annual Compensation shall be based on the last 120 completed months before such Service termination date; and (3) Annual Estimated Social Security Benefit shall be determined as though the Employee’s retirement date was such Service termination date.

(c)	No Supplementary Pension shall be payable to any former Employee who elects to accelerate the commencement of his pension under the GE Pension Plan under Section XI.4.b(iii) therein, nor shall any death or survivor benefits be payable hereunder with respect to such an Employee.

(d)	In the event a former Employee whose service with the Company was terminated under circumstances entitling him to a benefit pursuant to this Section V is reemployed, such Employee will retain a non-forfeitable interest in a benefit equal to the amount payable under this provision attributable to such Employee’s first period of service (with the calculation of any offsets determined in accordance with established administrative practices and based upon assumptions in effect as of such Employee’s first termination date). The same principle shall apply in determining the non-forfeitable interest hereunder of similarly-situated Employees with less than 25 years of Pension Qualification Service who, as a result of Company action, attained a non-forfeitable interest in their Supplementary Pension upon transfer to a successor employer and are subsequently re-employed by the Company.

Section VI.

Survivor Benefits

If a survivor benefit applies with respect to an Employee’s Supplementary Pension pursuant to Section X below, his Supplementary Pension shall be reduced in the same manner as the pension payable under the GE Pension Plan is reduced under such circumstances in accordance with the principles of Section IX of the GE Pension Plan.

Section VII.

Payments Upon Death

If an eligible Employee dies in active Service or following retirement on a Supplementary Pension, or if a former Employee entitled to a Supplementary Pension pursuant to Section V dies prior to such retirement, (1) the principles of Section X of the GE Pension Plan (disregarding any references therein to Employee contributions) shall apply to determine whether a death benefit is payable to the beneficiary or Surviving Spouse of such Employee under this Supplementary Pension Plan, and (2) any such death benefit shall be computed and paid in accordance with such principles, based on the Supplementary Pension payable under this Plan; provided, however, that:

(a)

with respect to any pre-retirement death benefit attributable to Non-Grandfathered Plan Benefits where a Surviving Spouse otherwise would have a choice to receive such benefit as an annuity in accordance with the principles of Section X.9 of the GE Pension Plan (Preretirement Spouse Benefit) or as a lump sum in accordance with the principles of either Section X.2 (Five Year Certain (Death After Optional Retirement Age)) or Section X.3 (Five Year Certain (Death After 15 Years Pension Qualification Service)) of the GE Pension Plan, the lump sum value of such benefit under each applicable paragraph shall be determined (in the case of the Preretirement Spouse Benefit, based on the actuarial assumptions described in paragraph 3 of Section XV of the GE Pension Plan), and then the Surviving Spouse shall receive whichever resulting lump sum value is larger as of the first day of the month following the Employee’s death. For purposes of clarity, such Surviving Spouse shall not be eligible to receive an annuity in the form of the Preretirement Spouse Benefit under the principles of Section X.9 of the GE Pension Plan; and

(b)	with respect to any post-retirement death benefit attributable to Non-Grandfathered Plan Benefits under the principles of Section X.11 of the GE Pension Plan (Five Year Certain (No Survivor Benefit)), the calculation of the lump sum shall be determined without making any discount to present value. Consistent with the foregoing, such lump sum shall equal the excess of (1) 5 times the Employee’s Supplementary Pension payable as a single life annuity over (2) the total payments under this Plan to the Employee.

Section VIII.

Employees Retired Before July 1, 1973

[Reserved-See Section VIII of this Plan prior to this reservation.]

Section IX.

Limitation on Benefits

(a)	Notwithstanding any provision of this Plan to the contrary, if the sum of:

(1)	the Supplementary Pension otherwise payable to an Employee hereunder;

(2)	the Employee’s Annual Pension Payable under the GE Pension Plan;

(3)	100% of the Annual Estimated Social Security Benefit but before any adjustment for less than 35 years of Pension Benefit Service;

(4)	the Employee’s annual excess benefit, if any, payable under the GE Excess Benefit Plan; and

(5)	The Employee’s annual benefit, if any, payable under the GE Executive Special Early Retirement Option and Plant Closing Retirement Option Plan;

exceeds 60% of his Average Annual Compensation (with such Supplementary Pension and the amounts set forth in (2), (4) and (5) above determined before imposition of any applicable reduction factor or adjustment for optional or disability retirement, a survivor benefit or otherwise), such Supplementary Pension (as so determined) shall be reduced by the amount of the excess. Any further reductions or adjustments prescribed herein, including those applicable to Employees who are New Plan Participants on the date of their termination of Service, shall be applied against such reduced Supplementary Pension.

(b)	Notwithstanding any provision in this Plan (other than Section XIV(e)) to the contrary, the amount of Supplementary Pension and any death or survivor benefit payable to or on behalf of any Employee who is or was an Officer shall be determined in accordance with such general rules and regulations as may be adopted by a Committee appointed by the Board of Directors for such purpose, subject to the limitation that any such Supplementary Pension or death benefit may not exceed the amount which would be payable hereunder in the absence of such rules and regulations.

Section X.

Payment of Supplementary Pension Benefits

(a)	Time and Form of Payment. This Section governs the time and form of payment of the Supplementary Pension on and after the retirement of an eligible Employee. See Section VII above for certain additional rules regarding Payments on Death.

(1)	General Provisions. Supplementary Pensions shall be payable in monthly installments, each equal to 1/12th of the annual amount determined under the applicable Section. In addition, the provisions of the GE Pension Plan with respect to the following shall apply to amounts payable under this Plan:

(A) The date of the last payment of any Supplementary Pension.

(B) Treatment of amounts payable to a missing person.

In no event shall the accelerated payment option of Section XI.4.b(iii) of the GE Pension Plan apply with respect to this Plan.

(2)	Grandfathered Plan Benefits. Payment of Supplementary Pensions provided for herein which are attributable to Grandfathered Plan Benefits shall be in the same form and commence as of the same date as distribution is made pursuant to the Participant’s election under the GE Pension Plan (subject to the special rule in Section III(b) of this Plan for Employees over age 70- 1/2).

(3)	Non-Grandfathered Plan Benefits.

(A) Time of Payment.

(i)

Except as provided in paragraph (ii) below (relating to disability pensions), all payments of Non-Grandfathered Plan Benefits shall commence on the first day of the month after the Employee’s Separation from Service or the Employee’s attainment of age 60, if later; provided, however, that if an Employee is a Specified Employee, payment of any Non-Grandfathered Plan Benefit shall not be made within the first six months following the Employee’s Separation from Service. In the event distribution to a

Specified Employee is so delayed, payment of the Non-Grandfathered Plan Benefit shall begin on the first day of the seventh month following Separation from Service and the first such payment shall be increased to reflect the missed payments (with interest accumulated in accordance with Pension Board procedures).

(ii)	Payment of Supplementary Pensions attributable to disability as provided for in Section IV(b) shall commence on the first day of the month after the Employee’s Separation from Service; provided, however, that the Employee shall forfeit any payments attributable to months prior to the first date on which a Disability Pension is actually paid under Section VII of the GE Pension Plan. For this purpose, any retroactive payments that may be made under the GE Pension Plan shall be disregarded and no corresponding retroactive payments shall be made hereunder. However, if retroactive payments are made under the GE Pension Plan, the reduction factor to be applied against the Supplementary Pension to reflect early commencement for disability shall be based on the date as of which the first retroactive payment, if any, is made under the GE Pension Plan.

(B)	Form of Payment. Unless an Employee makes an effective election pursuant to paragraph (B)(i) below, such benefits shall be paid as a 50% Survivor Benefit in accordance with the principles of Section IX.1 and other provisions of the GE Pension Plan applicable thereto (for Employees who are married at the time their Supplementary Pension begins) or as a single life annuity in accordance with the principles of Section XV, X.11 and other provisions of the GE Pension Plan applicable thereto (for Employees who are not married at the time their Supplementary Pension begins); provided, however, that:

(i)

As an alternative to the normal distribution forms set forth in this paragraph (B), a married Employee may elect to receive all payments of Non-Grandfathered Plan Benefits as a single life annuity as described above, a 100% Alternative Survivor Benefit in accordance with the principles of Section IX.3 and other provisions of the GE Pension Plan applicable thereto, or a 75% Alternative Survivor Benefit in accordance with the principles of Section IX.10 and other provisions of the GE Pension Plan applicable thereto. In the case of a disability pension payable under Section IV(b) above, however, the 100% Alternative Survivor Benefit shall not be available. An election under this paragraph may not be made more than 60 days following the date as of which payment is otherwise to commence in accordance with paragraph (3)(A) above. For purposes of clarity, if an Employee is a Specified Employee for whom the Non-Grandfathered Plan Benefit is delayed in accordance with paragraph (3)(A)(i) above, an election under this paragraph may be made anytime within the first six months following the Employee’s Separation from Service. If such Specified Employee dies during the six-month delay, the Specified Employee will be treated as if he retired before death, without regard to such delay, and commenced receiving his benefit either in accordance with his actual election under this paragraph as to the form of distribution, or in accordance the rules in paragraph (3)(B) above if no such election was made before death.

(ii)	Regardless of the initial form of payment for Non-Grandfathered Plan Benefits, the revocation feature provided in Section IX.8 of the GE Pension Plan shall not apply to Non-Grandfathered Plan Benefits.

(b)	Impact of Reemployment. If an Employee is reemployed by the Company or an Affiliate, the following provisions shall apply with respect to the determination of the Employee’s Supplementary Pension:

(1)	Grandfathered Plan Benefits. If the Employee’s pension under the GE Pension Plan is suspended or may not commence for any month in accordance with the re-employment provisions of that plan, the Employee’s Supplementary Pension attributable to Grandfathered Plan Benefits that would otherwise be payable during such re-employment shall be forfeited under this Plan. For this purpose, any addition to the Employee’s Supplementary Pension which he may earn hereunder following such re-employment shall not cause such Grandfathered Plan Benefits to be reclassified as Non-Grandfathered Plan Benefits. Upon the Employee’s subsequent Separation from Service, the Employee’s original distribution election, if any, with respect to such original Grandfathered Plan Benefits shall be disregarded and such original Grandfathered Plan Benefit (adjusted for any additional accrual or reduction) will be paid in accordance with the terms of the Plan in effect at the time of such subsequent Separation from Service applicable to Non-Grandfathered Plan Benefits. If such subsequent Separation from Service is by reason of death, any survivor or death benefits attributable to such original Grandfathered Plan Benefits (as so adjusted) will be determined in accordance with this Plan’s pre-retirement death and survivor benefit provisions then applicable to Non-Grandfathered Plan Benefits. The preceding two sentences shall not apply to Grandfathered Specified Employees.

(2)	Non-Grandfathered Plan Benefits. If the Employee is rehired after having commenced receiving his Supplementary Pension, and in accordance with the terms of the GE Pension Plan, the Employee would have had his pension therefrom suspended upon such re-employment, the Employee shall forfeit any benefits from this Plan attributable to his Non-Grandfathered Plan Benefit that would otherwise be payable during such re-employment. Upon the Employee’s subsequent Separation from Service:

(A)	If the Employee’s Non-Grandfathered Plan Benefit is the same or has decreased, then:

(i)	the Non-Grandfathered Plan Benefit earned during the first period of employment will resume immediately in the same form of distribution and with the same conversion and reduction factors that applied to the original distribution of such benefit;

(ii)	if such original distribution form was a 50% Survivor Benefit, 75% Alternative Survivor Benefit or 100% Alternative Survivor Benefit, any survivor benefits will be payable only if the Surviving Spouse was married to the Participant at the time of his original retirement; and

(iii)	such benefit will be reduced, as necessary, if the Employee’s Non-Grandfathered Plan Benefit decreases as a result of his second period of employment.

If such subsequent Separation from Service is by reason of death, then any death or survivor benefits attributable to Non-Grandfathered Plan Benefits will be based on such original form of distribution with payment commencing on the first of the month following death. Survivor benefits will be payable only if the Surviving Spouse was married to the Employee at the time of his original retirement and is otherwise eligible to receive payments hereunder.

(B)	If the Non-Grandfathered Plan Benefit payable upon such subsequent Separation from Service has increased as a result of the Employee’s second period of employment, then the above provisions set forth in paragraph (2)(A) will govern the Non-Grandfathered Plan Benefit earned during the first period of employment (as applicable), and the following will apply to any additional Non-Grandfathered Plan Benefit:

(i)	the additional benefit amount shall be distributed separately commencing on the first of the month following such subsequent Separation from Service based upon the Employee’s age, marital status and the otherwise applicable Plan terms at that time and any new distribution election made by the Employee in accordance with Section X(a)(3) above, and

(ii)	if such subsequent Separation from Service is by reason of death, any survivor or death benefits attributable to such additional Non-Grandfathered Plan Benefit will be determined separately in accordance with this Plan’s pre-retirement death and survivor benefit provisions.

(3)	If an Employee is rehired under circumstances where he previously accrued a non-forfeitable interest in his Non-Grandfathered Plan Benefit but had not commenced receiving such benefit prior to his reemployment, the following shall apply:

(A)	Such Employee shall forfeit the dollar amount of any Plan Benefits that would otherwise be paid while re-employed. However, such Employee will continue to retain an interest in the Plan (herein referred to as his “retained interest”) equal to the original non-forfeitable amount, as determined in accordance with Section V(d) above.

(B)	Such retained interest and any additional Non-Grandfathered Plan Benefit to which the Employee is entitled shall be payable following the Employee’s subsequent Separation from Service at the time and in the manner provided in Section X(a)(3). If the Employee dies before retirement, any survivor or death benefits attributable to such retained interest will be determined in accordance with this Plan’s pre-retirement death and survivor benefit provisions.

(C)	If the Employee continues in service after attaining age 60, the Employee’s retained interest shall commence after his subsequent Separation from Service at the time and in the manner provided in Section X(a)(3) and shall be calculated using reduction and conversion factors applicable to an age 60 commencement (but based on the spouse at actual retirement, if any).

(c)	Beneficiary and Spousal Consent. An Employee’s beneficiary for the purposes of this Plan shall be the beneficiary designated by him under the GE Pension Plan, except in those instances where a separate beneficiary designation is in effect under this Plan. The provisions of the GE Pension Plan with respect to the designation or selection of a beneficiary shall apply to the designation or selection of a beneficiary under this Plan. For purposes of clarity, the requirement in the GE Pension Plan for a Spouse’s Consent to the designation or selection of a beneficiary, or the election of alternative distribution forms hereunder, shall apply under this Plan. Notwithstanding the foregoing, in the case of Non-Grandfathered Plan Benefits, any elections governing beneficiaries made in accordance with Section VII(b) of this Plan, as restated July 1, 1991, or subsequent actions of the Company related thereto, shall continue to apply. No such elections, however, shall direct a different time or form of payment of Non-Grandfathered Plan Benefits from the time and form of payment prescribed under this Plan, nor shall any Employee who did not make such an election before this restatement be permitted to submit such an election.

(d)	With respect to Non-Grandfathered Plan Benefits, any provision of this Section X or other provision of this Plan that refers to the time or form of benefits under the GE Pension Plan shall be deemed to be a reference to the terms of the GE Pension Plan in effect on December 31, 2008.

Section XI.

Administration

(a)	This Plan shall be administered by the Pension Board, which shall have authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of this Plan and decide or resolve in its sole and absolute discretion any and all questions or claims, including interpretations of this Plan, as may arise in connection with this Plan.

(b)	In the administration of this Plan, the Pension Board may, from time to time, employ agents and delegate to them such administrative duties as it sees fit and may from time to time consult with counsel who may also serve as counsel to the Company.

(c)	The decision or action of the Pension Board in respect of any question arising out of or in connection with the administration, interpretation and application of this Plan and the rules and regulations hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan or making any claim hereunder.

Section XII.

Termination, Suspension or Amendment

The Board of Directors may, in its sole discretion, terminate, suspend or amend this Plan at any time or from time to time, in whole or in part. However, no such termination, suspension or amendment shall adversely affect (a) the benefits of any Employee who retired under the Plan prior to the date of such termination, suspension or amendment or (b) the right of any then current Employee to receive upon retirement, or of his or her Surviving Spouse or beneficiary to receive upon such Employee’s death, the amount as a Supplementary Pension or death benefit, as the case may be, to which such person would have been entitled under this Plan computed to the date of such termination, suspension or amendment, taking into account the Employee’s Pension Benefit Service and Average Annual Compensation calculated as of the date of such termination, suspension or amendment. Any amendment or termination shall comply with the restrictions of Section 409A of the Code to the extent applicable. No amendment or termination of the Plan may accelerate a scheduled payment of Non-Grandfathered Plan Benefits, nor may any amendment or termination permit a subsequent deferral of Non-Grandfathered Plan Benefits.

Section XIII.

Adjustments in Supplementary Pension Following Retirement

(a)	Effective January 1, 1975, the amount of Supplementary Pension then payable to any Employee who retired before January 1, 1975 shall be reduced by the amount of any increase which becomes effective January 1, 1975 in the Pension payable under the GE Pension Plan to such Employee.

(b)	If the Pension payable under the GE Pension Plan to any Employee is increased following his retirement which increase becomes effective after January 1, 1975,

the amount of the Supplementary Pension thereafter payable to such Employee under this Supplementary Pension Plan shall be determined by the Board of Directors.

(c)	Effective November 1, 1977, if the benefit payable to a pensioner or Surviving Spouse under the GE Pension Plan is increased in accordance with paragraphs 25 (a), (b) or (c) of Section XIV of that Plan, the Supplementary Pension or death benefit, if any, payable under this Plan to such pensioner or Surviving Spouse on and after November 1, 1977 shall be increased by the same percentage. Any such increase shall not be reduced by the percentage limitations specified in Section IX.

(d)	Effective May 1, 1979, if the benefit payable to a pensioner or Surviving Spouse under the GE Pension Plan is increased by a percentage in accordance with paragraphs 26 (a), (b) or (c) of Section XIV of that Plan, or would have been increased by a percentage in accordance with such paragraphs except for the fact that such pensioner or Surviving Spouse received a lump-sum settlement under the GE Pension Plan, the Supplementary Pension or death benefit, if any, payable under this Plan to such pensioner or Surviving Spouse on and after May 1, 1979 shall be increased by the same percentage. Any such increase shall not be reduced by the percentage limitations specified in Section IX.

(e)	If the Pension benefit or Service credits under the GE Pension Plan are increased for a retired employee in accordance with paragraph 27 or 28 of Section XIV of that Plan, or in accordance with the opportunity made available under that Plan effective January 1, 1980 to make up Employee contributions plus interest for periods during which the Employee was otherwise eligible but failed to participate because of late enrollment or voluntary suspension, the Supplementary Pension payable to the Employee under this Plan shall be recalculated to take any such increase into account. For this purpose, Section III of this Plan as amended effective July 1, 1979 shall apply. Any change in the Employee’s Supplementary Pension shall take effect on the same date as the corresponding change under the GE Pension Plan.

(f)	Effective February 1, 1981, if the benefit payable to a pensioner or Surviving Spouse under the GE Pension Plan is increased by a percentage in accordance with paragraphs 29 (a), (b) or (c) of Section XIV of that Plan, or would have been increased by a percentage in accordance with such paragraphs except for the fact that such pensioner or Surviving Spouse received a lump sum settlement under the GE Pension Plan, the Supplementary Pension or death benefit, if any, payable under this Plan to such pensioner or Surviving Spouse on and after February 1, 1981 shall be increased by the same percentage. Any such increase shall not be reduced by the percentage limitations specified in Section IX.

(g)	Effective January 1, 1983, if the benefit payable to a pensioner under the GE Pension Plan is increased in accordance with paragraph 30 of Section XIV of that Plan, the Supplementary Pension payable to the pensioner under this Plan shall be recalculated to take any such increase into account. Any change in the Supplementary Pension shall take effect on the same date as the corresponding change under the GE Pension Plan.

(h)	Effective December 1, 1984, if the benefit payable to a pensioner or Surviving Spouse under the GE Pension Plan is increased by a percentage in accordance with paragraph 32 (a), (b) or (c) of Section XIV of that Plan, or would have been increased by a percentage in accordance with such paragraphs except for the fact that such pensioner or Surviving Spouse received a lump-sum settlement under the GE Pension Plan, the Supplementary Pension or death benefit, if any, payable under this Plan to such pensioner or Surviving Spouse on and after December 1, 1984, shall be increased by the same percentage. Any such increase shall not be reduced by the percentage limitations specified in Section IX.

(i)	Effective July 1, 1985, if the benefit payable to a pensioner under the GE Pension Plan is increased in accordance with paragraph 34 of Section XIV of that Plan, the Supplementary Pension payable to the pensioner under this Plan shall be recalculated to take any such increase into account. Any change in the Supplementary Pension shall take effect on the same date as the corresponding change under the GE Pension Plan.

(j)	Effective January 1, 1988, if the benefit payable to a pensioner or Surviving Spouse under the GE Pension Plan is increased by a percentage in accordance with paragraph 35 of Section XIV of that Plan, or would have been increased by a percentage in accordance with such paragraph except for the fact that such pensioner or Surviving Spouse received a lump sum settlement under the GE Pension Plan, the Supplementary Pension or death benefit, if any, payable under this Plan to such pensioner or Surviving Spouse on and after January 1, 1988 shall be increased by the same percentage. Any such increase shall not be reduced by the percentage limitations specified in Section IX.

(k)	Effective July 1, 1988, if the benefit payable to a pensioner under the GE Pension Plan or the GE Excess Benefit Plan is increased as a result of paragraph 36 of Section XIV of the GE Pension Plan, the Supplementary Pension payable to the pensioner under this Plan shall be recalculated to take any such increase into account. Any change in the Supplementary Pension shall take effect on the same date as the corresponding increase under the GE Pension Plan or GE Excess Benefit Plan.

(l)	Effective July 1, 1991, if the benefit payable to a pensioner or Surviving Spouse under the GE Pension Plan is increased by a percentage in accordance with paragraph 37 of Section XIV of that Plan, or would have been increased by a percentage in accordance with such paragraph except for the fact that such pensioner or Surviving Spouse received a lump sum settlement under the GE Pension Plan, the Supplementary Pension or death benefit, if any, payable under this Plan to such pensioner or Surviving Spouse on and after January 1, 1991 shall be increased by the same percentage. Any such increase shall not be reduced by the percentage limitations specified in Section IX.

(m)	Effective December 1, 1991, if the benefit payable to a pensioner under the GE Pension Plan, the GE Excess Benefit Plan or GE Executive Special Early Retirement Option and Plant Closing Retirement Option Plan is increased as a result of paragraph 38 of Section XIV of the GE Pension Plan, the Supplementary Pension payable to the pensioner under this Plan shall be recalculated to take any such increase into account. Any change in the Supplementary Pension shall take effect on the same date as the corresponding increase under the GE Pension Plan, GE Excess Benefit Plan or GE Executive Special Early Retirement Option and Plant Closing Retirement Option Plan.

(n)	Effective December 1, 1994, if the benefit payable to a pensioner under the GE Pension Plan, the GE Excess Benefit Plan or the GE Executive Special Early Retirement Option and Plant Closing Retirement Option Plan is increased as a result of paragraph 39 of Section XIV of the GE Pension Plan, the Supplementary Pension payable to the pensioner under this Plan shall be recalculated to take any such increase into account. Any change in the Supplementary Pension shall take effect on the same date as the corresponding increase under the GE Pension Plan, GE Excess Benefit Plan or GE Executive Special Early Retirement Option and Plant Closing Retirement Option Plan.

(o)	Effective November 1, 1996, if the benefit payable under the GE Pension Plan or the GE Excess Benefit Plan is increased as a result of paragraph 47, 48 or 49 of Section XIV of the GE Pension Plan, said increase shall be disregarded for purposes of calculating the amount payable under this Plan.

(p)	Effective December 1, 1997, if the benefit payable to a pensioner under the GE Pension Plan, the GE Excess Benefit Plan or the GE Executive Special Early Retirement Option and Plant Closing Retirement Option Plan is increased as a result of paragraph 51 of Section XIV of the GE Pension Plan, the Supplementary Pension payable to the pensioner under this Plan shall be recalculated to take any such increase into account. Any change in the Supplementary Pension shall take effect on the same date as the corresponding increase under the GE Pension Plan, GE Excess Benefit Plan or GE Executive Special Early Retirement Option and Plant Closing Retirement Option Plan.

(q)	Effective May 1, 2000, if the benefit payable under the GE Pension Plan or the GE Excess Benefit Plan is increased as a result of paragraph 54, 55 or 56 of Section XIV of the GE Pension Plan, said increase shall be disregarded for purposes of calculating the amount payable under this Plan.

(r)

Effective December 1, 2000, if the benefit payable to a pensioner under the GE Pension Plan, the GE Excess Benefit Plan or the GE Executive Special Early Retirement Option and Plant Closing Retirement Option Plan is increased as a result of paragraph 58 of Section XIV of the GE Pension Plan, the Supplementary Pension payable to the pensioner under this Plan shall be recalculated to take any such increase into account. Any change in the Supplementary Pension shall take effect on the same date as the corresponding increase under the GE Pension Plan, GE Excess Benefit Plan or GE Executive Special Early Retirement Option and Plant Closing Retirement Option Plan.

(s)	Effective December 1, 2003, if the benefit payable to a pensioner under the GE Pension Plan, the GE Excess Benefit Plan or the GE Executive Special Early Retirement Option and Plant Closing Retirement Option Plan is increased as a result of paragraph 67 of Section XIV of the GE Pension Plan, the Supplementary Pension payable to the pensioner under this Plan shall be recalculated to take any such increase into account. Any change in the Supplementary Pension shall take effect on the same date as the corresponding increase under the GE Pension Plan, GE Excess Benefit Plan or GE Executive Special Early Retirement Option and Plant Closing Retirement Option Plan.

(t)	Effective December 1, 2007, if the benefit payable to a pensioner under the GE Pension Plan, the GE Excess Benefit Plan or the GE Executive Special Early Retirement Option and Plant Closing Retirement Option Plan is increased as a result of paragraph 70 of Section XIV of the GE Pension Plan, the Supplementary Pension payable to the pensioner under this Plan shall be recalculated to take any such increase into account. Any change in the Supplementary Pension shall take effect on the same date as the corresponding increase under the GE Pension Plan, GE Excess Benefit Plan or GE Executive Special Early Retirement Option and Plant Closing Retirement Option Plan.

Section XIV

General Conditions

(a)

No interest of an Employee, retired employee (whether retired before or after July 1, 1973), Surviving Spouse or beneficiary under this Plan and no benefit payable hereunder shall be assigned as security for a loan, and any such purported assignment shall be null, void and of no effect, nor shall any such interest or any such benefit be subject in any manner, either voluntarily or involuntarily, to anticipation, sale, transfer, assignment or encumbrance by or through an Employee, retired employee, Surviving Spouse or beneficiary. If any attempt is made to alienate, pledge or charge any such interest or any such benefit for any debt, liabilities in tort or contract, or otherwise, of any Employee, retired employee, Surviving Spouse, or beneficiary, contrary to the prohibitions of the preceding sentence, then the Pension Board in its discretion may suspend or forfeit the interests of such person and during the period of such suspension, or in case of forfeiture, the Pension Board shall hold such interest for the benefit of, or shall make the benefit payments to which such person would otherwise be entitled (in the same time and form) to the designated beneficiary or to some member of such

Employee’s, retired employee’s, Surviving Spouse’s or beneficiary’s family to be selected in the discretion of the Pension Board. Similarly, in cases of misconduct, incapacity or disability, the Pension Board, in its sole discretion, may make payments (in the same time and form) to some member of the family of any of the foregoing to be selected by it or to whomsoever it may determine is best fitted to receive or administer such payments.

(b)	In connection with an allowance granted under the GE Retirement for the Good of the Company Program, and in accordance with the terms of that program, the Company, in its discretion, may decide to provide an Employee with a non-forfeitable interest in all or a portion of his Supplementary Pension under this Plan.

(c)	No Employee and no other person shall have any legal or equitable rights or interest in this Plan that are not expressly granted in this Plan. Participation in this Plan does not give any person any right to be retained in the Service of his employer. The right and power of the Company to dismiss or discharge any Employee is expressly reserved.

(d)	Except to the extent that the same are governed by the federal law (including Section 409A of the Code), the law of the State of New York shall govern the construction and administration of this Plan.

(e)	The rights under this Plan of an Employee who leaves the Service of the Company at any time and the rights of anyone entitled to receive any payments under the Plan by reason of the death of such Employee, shall be governed by the provisions of the Plan in effect on the date such Employee leaves the Service of the Company, except as otherwise specifically provided in this Plan; provided, however, that with respect to Non-Grandfathered Plan Benefits:

(1)	Any Employee who left the Service of the Company on or after January 1, 2005 and prior to January 1, 2009 and commenced receipt of such benefits before January 1, 2009 shall not be eligible to select the revocation feature provided in Section IX.8 of the GE Pension Plan.

(2)	Any Employee who left the Service of the Company on or after January 1, 2005 and prior to January 1, 2009 and did not commence receipt of such benefits before January 1, 2009 (or anyone entitled to receive any payments under the Plan by reason of the death of such Employee who did not commence receipt of such payments before January 1, 2009) shall have the time and form of payment of such benefits determined under the terms contained herein.

(f)

This Plan is intended to comply with Section 409A of the Code with respect to amounts accrued after December 31, 2004 and amounts that were accrued but forfeitable on that date. In addition, if an Employee accrues benefits hereunder on or after January 1, 2005, the Plan is intended to comply with the requirements of Section 409A of the Code with respect to all of such Employee’s benefits hereunder; provided, however, that in the case of Grandfathered Specified Employees, the requirements of Section 409A of the Code shall only apply for amounts accrued in excess of Grandfathered Plan Benefits. The Plan shall be administered and interpreted in a manner consistent with such intent.

Part II: Executive Retirement Installment Benefits

(for new participants)

Section XV.

Eligibility for Executive Retirement Installment Benefits

(a)	An Employee shall be eligible to participate in this Plan under this Part II (and not Part I) if he is:

(1)	an Excluded Employee under the GE Pension Plan who is assigned to the GE executive or higher career band;

(2)	an Employee who is assigned to the GE executive or higher career band and whose first day of work for the Company while so assigned is on or after January 1, 2011; or

(3)	an Employee who is assigned to the GE executive or higher career band of (i) an Affiliate that elected to participate in the GE Savings and Security Program prior to January 1, 2011 as part of a benefits program which provided neither employer-subsidized post-retirement medical coverage under the GE Life Disability and Medical Plan nor participation in the GE Pension Plan for all of its employees, or the segment of its employees in which such Employee is included; or (ii) an Affiliate that elects to participate in the GE Savings and Security Program on or after January 1, 2011 as part of a benefits program which provides neither participation in the GE Pension Plan nor designation of Retirement Contribution Participant status under the GE Savings and Security Program for all of its employees, or the segment of its employees in which such Employee is included, but in all cases, only to the extent such Affiliate elects to participate in this Part II, and such election is accepted by the Pension Board.

(b)	Notwithstanding (a), in the event liabilities and assets under the GE Pension Plan attributable to an Employee have been transferred to a plan maintained by Martin Marietta Corporation (including successors) or to any other employer which is not an Affiliate, service performed by the Employee prior to such transfer shall be disregarded in determining (1) whether such Employee participated in this Plan on or before December 31, 2010 and (2) whether his first day of work for the Company while assigned to the GE executive or higher career band is on or after January 1, 2011. Consistent with the foregoing, if after disregarding such service, an Employee is deemed not to have participated in the Plan on or before December 31, 2010, and his first day of work for the Company while assigned to the GE executive or higher career band is deemed to be on or after January 1, 2011, this Part II (and not Part I) shall apply to such Employee.

Section XVI.

Executive Retirement Installment Benefits

(a)	An Executive Retirement Installment Benefit shall be payable to an eligible Employee who Separates from Service on or after his 65th birthday equal to the sum of the following three amounts (if any):

(1)	10% multiplied by his Benefit Service as a participating Employee while assigned to the GE executive career band multiplied by his Average Annual Compensation.

(2)	14% multiplied by his Benefit Service as a participating Employee while assigned to the GE senior executive career band multiplied by his Average Annual Compensation.

(3)	18% multiplied by his Benefit Service as a participating Employee while a GE officer multiplied by his Average Annual Compensation.

(b)	A reduced Executive Retirement Installment Benefit shall be payable to an eligible Employee who Separates from Service before his 65th birthday, but who terminates Service with the Company on or after his 60th birthday, equal to:

(1)	for a Separation from Service after an Employee’s 60th birthday, the amount calculated under subsection (a), reduced by 5/12% for each month from the day payments commence under Section XIX (Time and Form of Payment) to Normal Commencement Date; or

(2)	for a Separation from Service on an Employee’s 60th birthday (or a Separation from Service before that date in the case of an Employee who nevertheless qualifies for an Executive Retirement Installment Benefit by remaining in Service with the Company until his 60th birthday), 75% of the amount calculated under subsection (a).

(c)	In all cases, Executive Retirement Installment Benefits shall only take into account Compensation and Benefit Service as of Separation from Service, even if an Employee remains in Service with the Company thereafter.

(d)	An Executive Retirement Installment Benefit shall not be payable with respect to an Employee who terminates Service with the Company before his 60th birthday, except as specifically provided in Sections XVII (Disability Retirement), XVIII (Special Benefit Protection) and XX (Payments Upon Death), or except as may otherwise be provided by virtue of an exercise of Company discretion under Section XIV(b) or an exercise of Company discretion in the case of an Employee with less than 25 years of Eligibility Service who transfers to a successor employer.

(e)	The terms “GE executive career band,” “GE senior executive career band” and “GE officer” refer to those classifications as determined for purposes of this Part II by the General Electric Company in its sole discretion, and not any Affiliate. Consistent with the foregoing, an Employee must be so determined to be an officer of the General Electric Company and not an Affiliate to be eligible for the accrual rate described in paragraph (a)(3).

(f)	For purposes of this Part II, an Employee who Separates from Service, shall only be treated as remaining in Service with the Company while he is on protected service in accordance with established Company procedures.

Section XVII.

Disability Retirement

(a)	An Executive Retirement Installment Benefit shall be payable to an eligible Employee, who prior to his 60th birthday:

(1)	either retires on a Disability Pension under Section VII of the GE Pension Plan or, if he has not accrued a benefit under the GE Pension Plan, would qualify to so retire if he had accrued such a benefit, but in such a case using Eligibility Service when applying the 15 years of service requirement in Section VII of the GE Pension Plan; and

(2)	qualifies as disabled by receiving income replacement benefits under a Company plan for a period of not less than three months and otherwise meeting the requirements under Treasury regulation section 1.409A-3(i)(4) and regulations and other guidance issued thereunder.

(b)	The amount of an Executive Retirement Installment Benefit under subsection (a) shall equal 75% of the amount calculated under Section XVI(a), taking into account only Benefit Service and Compensation as of Separation from Service.

Section XVIII.

Special Benefit Protection

(a)	An Executive Retirement Installment Benefit shall be payable to a former eligible Employee who terminates Service with the Company before his 60th birthday and after completion of 25 or more years of Eligibility Service, and who meets one of the following conditions:

(1)	The Employee’s Service is terminated because of a Plant Closing.

(2)	The Employee’s Service is terminated for transfer to a Successor Employer.

(3)	The Employee’s Service is terminated after one year on layoff with protected service.

(b)	The amount of an Executive Retirement Installment Benefit under subsection (a) shall equal 75% of the amount calculated under Section XVI(a), taking into account only Benefit Service and Compensation as of Separation from Service.

Section XIX.

Time and Form of Payment

(a)	Executive Retirement Installment Benefits shall be paid in 10 annual installments, each of which shall equal the amount calculated under Section XVI, XVII or XVIII, as applicable, divided by 10.

(b)	The first annual installment of an Executive Retirement Installment Benefit described in subsection (a) shall be paid as of the first day of the month following the later of (1) three completed calendar months after Separation from Service (or six completed calendar months after Separation from Service in the case of a Specified Employee), or (2) the Employee’s 60th birthday. Notwithstanding the foregoing, in the case of payments made under Section XVII (Disability Retirement), the first annual installment of an Executive Retirement Installment Benefit shall be paid as of the first day of the month following six completed calendar months after Separation from Service. The remaining nine annual installments shall be paid as of the anniversary of the date set forth above.

(c)	No interest shall be earned or paid with respect to any Executive Retirement Installment Benefits, including any payments upon death under Section XX.

Section XX.

Payments Upon Death

(a)	If death occurs after installments of an Executive Retirement Installment Benefit have commenced under Section XIX(b), but before all 10 annual installments have been paid, the remaining installments shall continue to be paid to the Employee’s designated beneficiary as of the yearly anniversary specified in Section XIX(b).

(b)	If an eligible Employee dies while in Service with the Company and before installments of an Executive Retirement Installment benefit have commenced under Section XIX(b), a death benefit shall be paid to his designated beneficiary under this Section XX(b), and not any other provision of this Part, equal to:

(1)	if death occurs on or after the Employees 65th birthday, the amount calculated under section XVI(a);

(2)	if death occurs after the Employee’s 60th birthday but before his 65th birthday, the amount calculated under Section XVI(a), reduced by 5/12% for each month from the day payments commence (as described below) to what would have been the Employee’s Normal Commencement Date; or

(3)	if death occurs on or before the Employee’s 60th birthday, 75% of the amount calculated under Section XVI(a).

Death benefits under this Section XX(b) shall take into account only Benefit Service and Compensation as of death (or Separation from Service if earlier). Such death benefits shall be paid in 10 equal annual installments (the amount determined under paragraph (1), (2) or (3) as applicable, divided by 10). The first annual installment shall be paid as of the first day of the month following three completed calendar months after death. The remaining nine annual installments shall be paid as of the anniversary of the date in the preceding sentence.

(c)	If a former eligible Employee who is not in Service with the Company dies after satisfying all requirements hereunder to become entitled to receive an Executive Retirement Installment Benefit, but before payment of such benefit begins under Section XIX(b), a death benefit shall be paid to his designated beneficiary at the same time, in the same form (10 annual installments) and in the same amount as if the former Employee had survived and his benefit had commenced as scheduled.

(d)	The designated beneficiary is the beneficiary or beneficiaries designated by the Employee on a beneficiary designation form properly filed by the Employee in accordance with established administrative procedures, or if there is no such designated beneficiary, the Employee’s estate. Employees may name and change beneficiaries without the consent of any person.

Section XXI.

Impact of Reemployment and Other Status Changes

(a)	An Executive Retirement Installment Benefit that has commenced shall not stop, and the form of payment shall not be altered, upon reemployment.

(b)	If an Employee is reemployed after becoming entitled to an Executive Retirement Installment Benefit but before payment of such benefit has begun, payment shall commence and be made as if the Employee had not been reemployed.

(c)	In the case of reemployment, any post-reemployment benefit:

(1)	shall be subject to the principles of this Part II as if it were a separate benefit; but

(2)	shall be calculated by subtracting (i) any benefit payable for the period prior to such reemployment from (ii) any benefit payable as of the subsequent

Separation from Service, taking into account for purposes of this clause (ii), all Benefit Service and Compensation (including pre-reemployment Benefit Service and Compensation) as of the subsequent Separation from Service.

Consistent with the foregoing, if a post-reemployment benefit is payable consistent with the principles of this Part II, such benefit shall be paid at the time and in the form prescribed by Section XIX (Time and Form of Payment), and the provisions of Section XX (Payments Upon Death) shall apply separately to the post-reemployment benefit, in both cases disregarding how any pre-reemployment benefit is being or has been paid.

(d)	Principles similar to those in subsections (a) through (c) shall apply if an Employee is reemployed more than once.

(e)	If an Employee ceases to be eligible to continue accruing an Executive Retirement Installment Benefit solely because he is no longer assigned to the GE executive or higher career band, his benefit shall be calculated taking into account his Compensation as an Employee attributable to periods after he is no longer so assigned, even though he can earn Benefit Service only during periods while so assigned.

Section XXII.

Definitions

The following terms have the following meanings when used in Part II.

Benefit Service – means service as an Employee (including during a bona fide leave of absence) while assigned to the GE executive or higher career band and while eligible to participate in either:

(a)	the GE Pension Plan; or

(b)	the GE Savings and Security Program as either:

(1)	a Retirement Contribution Participant; or

(2)	otherwise, but only in the case of an Affiliate that has made an applicable election described in Section XV(a)(3) and then only for periods after such election is effective;

provided, however, that Benefit Service shall not include service performed before 2011 or service during any period in which an Employee has Separated from Service, even if the Employee remains in Service with the Company.

In addition, Benefit Service for any period in which an Employee works on a part-time schedule of less than 35 hours per week shall be reduced in accordance with established administrative procedures based on the ratio of the Employee’s part-time schedule to full-time schedule.

Notwithstanding the foregoing, Benefit Service shall also include any period of Service with the Company or an Affiliate as the Pension Board may otherwise provide by rules and regulations issued with respect to this Plan; and any period of service with another employer as may be approved from time to time by the Chairman of the Board but only to the extent that any conditions specified in such approval have been met. Any grant of Benefit Service under the preceding sentence may also specify which accrual rate (the rate prescribed in Section XVI(a)(1), (a)(2) or (a)(3)) applies to such Benefit Service.

The Pension Board may also adopt such rules as it deems necessary for determining an Employee’s Benefit Service, and for determining which accrual rate (the rate prescribed in Section XVI(a)(1), (a)(2) or (a)(3)) applies to such Benefit Service.

Company – means:

(a)	Company as defined in the GE Pension Plan; and

(b)	any other Affiliate that adopts this Plan on or after January 1, 2011, as approved by the Pension Board (including an Affiliate that has made an applicable election described in Section XV(a)(3)).

Eligibility Service – means:

(a)	S&SP Service as defined in the GE Savings and Security Program (S&SP) for (1) an Employee who is a Retirement Contribution Participant under the S&SP, or (2) an Employee of an Affiliate that has made an applicable election described in Section XV(a)(3); and

(b)	Pension Qualification Service as defined in the GE Pension Plan for all other Employees.

The Pension Board may adopt such rules as it deems necessary for determining an Employee’s Eligibility Service.

Employee – means Employee as defined in the GE Pension Plan, but substituting the term “Company” as defined in this Section XXII for the term “Company” as used in the definition of Employee in the GE Pension Plan.

Normal Commencement Date – means the first day of the month following three completed calendar months after an Employee’s 65th birthday, except that in the case of a Specified Employee whose benefit has been delayed for six completed calendar months pursuant to Section XIX(b)(1), it means the first day of the month following six completed calendar months after his 65th birthday.

Section XXIII.

Effect of Certain Plan Provisions

(a)	The following provisions of Part I shall not apply to Part II:

Section I, except the last paragraph thereof

Section II(a)

Section II(b)

Section II(c)

Section II(f)

Section II(g)

Section II(h)

Section II(j)

Section II(k)

Section III(a)

Section III(c)

Section IV

Section V

Section VI

Section VII

Section VIII

Section IX

Section X

Section XIII

(b)	The remaining provisions of Part I, or the underlying principles of such provisions, shall apply to Part II. Consistent with the foregoing and without limiting the scope of this subsection (b):

(1)	the Board of Directors may, in its sole discretion, terminate, suspend or amend the Executive Retirement Installment Benefit set forth in this Part II consistent with the principles of Section XII in the same manner that the Supplementary Pension Annuity Benefit in Part I may be so terminated, suspended or amended;

(2)	the Pension Board shall have the same powers, authority and absolute discretion with respect to the Executive Retirement Installment Benefit in this Part II that it has with respect to the Supplementary Pension Annuity Benefit in Part I consistent with the principles of Section XI; and

(3)	the definition of Non-Grandfathered Plan Benefit in Section II(i) shall include all benefits earned under Part II.

(c)	No provisions of Part II shall apply to Part I, except that, as described in the Introduction, the service disregard rule in Section XV(b) shall apply in determining eligibility for Part I.